EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of this Schedule 13G (including amendments thereto) with respect to the Common Stock of Scott’s Liquid Gold-Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing.  In evidence thereof, the undersigned, hereby execute this Agreement this 13th day of May, 2024.

Praetorian PR LLC
By:	/s/ Harris Kupperman
Name: Harris Kupperman
Title: Owner

Praetorian Capital Fund LLC
By: Praetorian Capital Management LLC, its manager
By:	/s/ Harris Kupperman
Name: Harris Kupperman
Title: Owner

Harris Kupperman
By:	/s/ Harris Kupperman
Name: Harris Kupperman